UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2006

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, MN		55344

(Address of principal executive offices)		(Zip Code)

(952) 253-1234

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
DDR Holdings, LLC has brought a claim against us and several other defendants regarding United States Patents No. 6,629,135 and 6,993,572, which are owned by DDR Holdings. These patents claim e-commerce outsourcing systems and methods relating to the provision of outsourced e-commerce support pages having a common look and feel with a host’s website. The case was filed in the U.S. District Court for the Eastern District of Texas on January 31, 2006. The complaint seeks injunctive relief, declaratory relief, damages and attorneys’ fees. No substantive actions have taken place as yet in this case. We are currently evaluating our position with respect to this patent and have not yet answered the complaint. This matter is at a very early stage, and we are unable to predict its outcome. We intend to vigorously defend ourselves in this matter.
This 8-K contains forward looking statements, including statements about our inability to predict the outcome of this litigation and our intent to vigorously defend ourselves. Patent litigation is subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 that claims of infringement of other parties’ intellectual property rights could require us to expend significant resources, enter into unfavorable licenses or require us to change business plans.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.
Date: March 22, 2006	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
Chief Financial Officer